RESIGNATION LETTER

August 13, 2010

Next 1 Interactive, Inc.
Attn: William Kerby, CEO
2400 N. Commerce Parkway
Weston, FL 33326

Gentlemen:

This letter confirms that I, Rich Sokolowski, hereby resign as the Chief Financial Officer of Next 1 Interactive, Inc. (the “Corporation”) effective immediately. My resignation is not the result of any disagreement with the Corporation on any matter relating to its operation, policies (including accounting or financial policies) or practices.

Sincerely,

By:	/s/ Richard Sokolowski
Richard Sokolowski